Exhibit 10.1

EURAMAX INTERNATIONAL, INC.

EURAMAX INTERNATIONAL HOLDINGS B.V.

$200,000,000 8.5% Senior Subordinated Notes due 2011

PURCHASE AGREEMENT

July 30, 2003

UBS Securities LLC
Banc of America Securities LLC
Wachovia Capital Markets, LLC
ABN AMRO Incorporated
Fleet Securities, Inc.
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

EURAMAX INTERNATIONAL, Inc., a Delaware corporation (the “Company”) and Euramax International Holdings B.V., a Dutch registered company (“Holdings B.V.” and together with the Company, the “Primary Issuers”), and each of the Guarantors (as defined herein), agree with you as follows:

1.             Issuance of Notes.  The Primary Issuers propose to issue and sell to UBS Securities LLC, Banc of America Securities LLC, Wachovia Capital Markets, LLC, ABN AMRO Incorporated and Fleet Securities, Inc. (collectively, the “Initial Purchasers”) $200,000,000 aggregate principal amount of 8.5% Senior Subordinated Notes due 2011 (the “Original Notes”).  The Original Notes will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined herein), by and among the Primary Issuers, the Guarantors and JPMorgan Chase Bank, as trustee (the “Trustee”).  The Primary Issuers’ obligations under the Original Notes will be unconditionally guaranteed (the “Guarantees”) on an unsecured senior basis by the guarantors listed on Schedule I hereto (collectively, the “Guarantors” and, collectively with the Primary Issuers, the “Issuers”).  All references herein to the Original Notes include the related Guarantees, unless the context otherwise requires.  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

The Original Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”).  The Issuers have prepared a preliminary offering memorandum, dated July 18, 2003 (the “Preliminary Offering Memorandum”), and a final offering memorandum dated as of the date hereof (the “Offering Memorandum”) relating to the Primary Issuers, the Guarantors and the Original Notes.

The Initial Purchasers have advised the Primary Issuers that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this “Agreement”) has been executed and delivered, to resell (the “Exempt Resales”) the Original Notes purchased by the Initial Purchasers under this Agreement in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers,” as defined in Rule 144A under the Act (“QIBs”), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act; the persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the “Eligible Purchasers.”

Upon issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes shall bear the legend relating thereto set forth under “Notice to Investors” in the Offering Memorandum.

Holders (including subsequent transferees) of the Original Notes will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) to be dated the Closing Date in form and substance reasonably satisfactory to the Initial Purchasers and the Primary Issuers conforming to the description thereof in the Offering Memorandum, for so long as such Original Notes constitute “Registrable Notes” (as defined in the Registration Rights Agreement).  Pursuant to the Registration Rights Agreement, the Issuers will agree to (i) file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the “Exchange Notes” and, together with the Original Notes, the “Notes,” which term includes the guarantees related thereto) to be offered in exchange for the Original Notes (the “Exchange Offer”) and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Original Notes, and (ii) to use their commercially reasonable best efforts to cause such Registration Statements to be declared effective.  This Agreement, the Notes, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.”

The Original Notes are being offered and sold by the Primary Issuers in part to (i) repay the $135.0 million principal amount outstanding of the Company’s 11.25% Senior Subordinated Notes due 2006 (the “2006 Notes”), (ii) reduce borrowings under the Company’s revolving credit facility ((i) and (ii) together, the “Debt Repayment”), (iii) finance acquisitions, (iv) provide for the Company’s ongoing working capital needs and other general corporate purposes (including the payment of dividends and stock repurchases) and (v) pay related transaction fees and expenses.

The offering of the Original Notes and the Debt Repayment are collectively referred to as the “Transactions.”  The Note Documents are sometimes referred to herein as the “Transaction Documents.”

2.             Agreements to Sell and Purchase.  On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Issuers, the aggregate principal amount of the Original Notes set forth opposite their respective names in Schedule III hereto.  The purchase price for the Original Notes shall be 97.5% of their principal amount.

3.             Delivery and Payment.  Delivery of, and payment of the purchase price for, the Original Notes shall be made at 10:00 a.m., New York City time, on August 6, 2003 (such date and time, the “Closing Date”) at the offices of Cahill Gordon & Reindel llp at 80 Pine Street, New York, New York 10005.  The Closing Date and the location of delivery of and the form of payment for the Original Notes may be varied by mutual agreement between the Initial Purchasers and the Company.

One or more of the Original Notes in global form registered in such names as the Initial Purchasers may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Original Notes shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor by means of transfer of immediately available funds to such account or accounts specified by the Company in accordance with its obligations under Sections 4(g) and 8(l) hereof on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.

4.             Agreements of the Issuers.  The Issuers, jointly and severally, covenant and agree with the Initial Purchasers:

(a)           to furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request.  The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales.

(b)           not to amend or supplement the Offering Memorandum prior to completion of the initial distribution of the Original Notes unless the Initial Purchasers shall previously have been advised of, and shall not have objected to, such amendment or supplement within a reasonable time.

(c)           if, during the time that an Offering Memorandum is required to be delivered in connection with any Exempt Resales after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the reasonable judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or which omits to state any material fact necessary in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements of material fact contained in the Offering Memorandum, as amended or supplemented, will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with all applicable laws.

(d)           to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Original Notes under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales.  Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation.

(e)           to advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or any other regulatory authority.  The Issuers shall use their commercially reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any securities laws, and if at any time any securities commission or any other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any securities laws, the Issuers shall use their commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(f)            whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated other than by reason of a default by the Initial Purchasers, to pay all costs, expenses, fees, disbursements (including fees, expenses and disbursements of counsel to the Issuers) reasonably incurred and stamp, documentary or similar taxes incident to and in connection with:  (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuers in connection with any meetings with prospective investors in the Original Notes, it being understood that the Company and the Initial Purchasers shall share equally the expenses associated with all airplane travel for such “roadshow” and any other meetings with prospective investors in the Original Notes, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery by the Company and the Guarantors of the Original Notes and the Guarantees, respectively, to the Initial Purchasers, (v) the qualification or registration of the Notes for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vii) the preparation of certificates for the Notes, (viii) the application for quotation of the Notes in The PORTAL Market (“Portal”) of the National Association of Securities Dealers, Inc. (“NASD”), including, but not limited to, all listing fees and expenses, (ix) the approval of the Notes by The Depository Trust Company (“DTC”) for “book-entry” transfer, (x) the rating of the Notes by rating agencies, (xi) the fees and expenses of the Trustee and its counsel and (xii) the performance by the Issuers of their other obligations under the Note Documents.  In addition, if, but only if, the transactions contemplated by this agreement are not consummated or this agreement is terminated other than by reason of a default by the Initial Purchasers, the Issuer shall pay the fees, expenses and disbursements of counsel to the Initial Purchasers.

(g)           to use the proceeds from the sale of the Original Notes in the manner described in the Offering Memorandum under the caption “Use of Proceeds.”

(h)           to do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Original Notes.

(i)            not to, and not to permit any of their subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale of the Original Notes to the Initial Purchasers or any Eligible Purchasers.

(j)            not to permit any Issuer to, and to use their reasonable efforts to cause their other affiliates (as defined in Rule 144 under the Act) not to, resell any of the Original Notes that have been reacquired by any of them.

(k)           not to engage, not to allow any of their subsidiaries to engage, and to use their commercially reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Original Notes in the United States prior to the effectiveness of a registration statement with respect to the Notes.

(l)            not to engage, not to allow any of their subsidiaries to engage, and to use their commercially reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Original Notes, and to comply with the offering restrictions requirement of Regulation S under the Act.  Terms used in this paragraph (other than capitalized terms defined in this Agreement) have the meanings given to them by Regulation S.

(m)          not to register any transfer of the Original Notes sold in reliance on Regulation S which transfers were not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Original Notes in the form of definitive securities in connection with the Original Notes offered and sold in an offshore transaction (as defined in Regulation S).

(n)           from and after the Closing Date, for so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to make available upon request the information required by Rule 144A(d)(4) under the

Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner.  The Issuers will pay the expenses of printing and distributing such documents.

(o)           to comply with all of the terms and provisions of the Registration Rights Agreement.

(p)           to comply with all of their obligations set forth in the representations letter of the Issuers to DTC relating to the approval of the Notes by DTC for “book-entry” transfer and to use their commercially reasonable best efforts to obtain approval of the Notes by DTC for “book-entry” transfer.

(q)           to use their commercially reasonable best efforts to effect the inclusion of the Original Notes in Portal.

(r)            for two years after the Closing Date, to furnish to the Initial Purchasers copies of all reports filed or required to be filed under the Exchange Act furnished by the Company to the Trustee or to the holders of the Notes and which are not otherwise publicly available and, as soon as practicable, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed and which are not otherwise publicly available; provided, that the Initial Purchasers agree to maintain the confidentiality of the information in such reports or financial statements.

(s)           not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Original Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

(t)            during the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

(u)           in connection with the offering, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Notes, not to, and not to permit any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates have a beneficial interest any Notes; and none of the Issuers nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

5.             Representations and Warranties.  (a)  The Issuers, jointly and severally, represent and warrant to the Initial Purchasers that:

(i)            Each of the Preliminary Offering Memorandum and the Offering Memorandum has been prepared for use in connection with the Exempt Resales.  Neither the Preliminary Offering Memorandum nor the Offering Memorandum as of its respective date, nor on the Closing Date will the Offering Memorandum, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum, as supplemented or amended, in reliance upon and in conformity with the Initial Purchasers’ Information (as defined below) furnished to the Company or its representatives in writing by or on behalf of the Initial Purchasers relating to the Initial Purchasers expressly for inclusion in the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto.  No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or to the knowledge of the Company or the Subsidiaries, has been threatened.

(ii)           There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class as the Notes within the meaning of Rule 144A under the Act.

(iii)          As of the Closing Date and based on the assumptions set forth in the Offering Memorandum, the Company’s authorized capitalization as of March 28, 2003 is as set forth in the “As Adjusted” column under the heading “Capitalization” in the Offering Memorandum.  All of the issued and outstanding shares of capital stock or other equity interests of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.  Attached hereto as Schedule II is a true and complete list of each subsidiary of the Company that would be a “Significant Subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Act, assuming all references to “10 percent” in such definition are changed to “5 percent,” their jurisdictions of incorporation or formation, type of entity and percentage equity ownership by the Company (all such Significant Subsidiaries, the “Subsidiaries”).  The entities listed on Schedule II hereto are the only Subsidiaries, direct or indirect, of the Company.  All of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar rights and, except as set forth in the Offering Memorandum, are owned by the Company free and clear of all Liens (as defined in the Indenture) (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions).  Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Subsidiaries.  No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities (other than the Notes) registered under any registration statement contemplated by the Registration Rights Agreement.

(iv)          Each of the Company and its subsidiaries (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent and approval would not reasonably be expected to have a Material Adverse Effect and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except those jurisdictions in which the failure to be so qualified and in good standing individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.  A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), results of operations, cash flow, performance, properties or prospects of the Company and its subsidiaries, taken as a whole.

(v)           Each of the Issuers has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Transaction Documents to be consummated on its part and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes and each Guarantor has all requisite corporate or other power and authority to execute, deliver and perform all its obligations under its Guarantee.

(vi)          This Agreement has been duly and validly authorized, executed and delivered by each Issuer.

(vii)         The Indenture has been duly and validly authorized by each Issuer and, when duly executed and delivered by each Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legal, valid and binding obligation of each of the Issuers, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.  The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(viii)        The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Primary Issuers and, when issued, authenticated and delivered by the Primary Issuers against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Original Notes will be legal, valid and binding obligations of each Primary Issuer, entitled to the benefits of the Indenture and enforceable against each Primary Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.  The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(ix)           The Exchange Notes have been, or upon the Closing Date will be, duly and validly authorized for issuance by the Primary Issuers and, when issued, authenticated and delivered by the Primary Issuers in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legal, valid and binding obligations of each Primary Issuer, entitled to the benefits of the Indenture and enforceable against each Primary Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

(x)            The Guarantees have been duly and validly authorized by the Guarantors and, when the Original Notes are issued, authenticated and delivered by the Primary Issuers against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.  The Guarantees, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(xi)           The guarantees to be endorsed on the Exchange Notes have been duly and validly authorized by the Guarantors and, when the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

(xii)          The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a legal, valid and binding obligation of each of the Issuers, enforceable against them in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the enforcement of creditors’ rights generally and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.  The Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

(xiii)         All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Original Notes shall have been paid by or on behalf of the Company at or prior to the Closing Date.

(xiv)        None of the Company or its subsidiaries is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (B) and (C) herein, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  To the knowledge of the Company, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or its subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not reasonably be expected to have a Material Adverse Effect.

(xv)         The execution, delivery and performance by each of the Issuers of the Transaction Documents to which they are a party, including the consummation of the offer and sale of the Original Notes, does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of its subsidiaries or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (i) the charter, bylaws or other constitutive documents of any of the Company or any of its subsidiaries, (ii) assuming the consummation of the Transactions and the fulfillment of the condition set forth in Section 8(l), any material Agreements and Instruments, (iii) any law, statute, rule or regulation applicable to the Company or any of its subsidiaries or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or their respective assets or properties.  Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or any of its subsidiaries for the execution, delivery and performance by each of the Company or any of its subsidiaries of the Transaction Documents to which it is a party including the consummation of any of the transactions contemplated thereby, except (w) such as have been or will be obtained or made on or prior to the Closing Date, (x) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement or (y) qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in connection with the issuance of the Exchange Notes.  No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date.

(xvi)        Except as set forth in the Offering Memorandum, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers threatened or contemplated, to which the Company or any of its Subsidiaries is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its Subsidiaries is or may be subject that (x) in the case of clause (A) above, if determined adversely to the Company or such Subsidiary, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Transaction Documents and (y) in the case of clauses (B) and (C) above, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Transaction Documents.  Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by the Company or any of its subsidiaries or their counsel prior to the date hereof and which required compliance prior to the Closing Date has been, or will prior to the Closing Date be, complied with in all material respects.

(xvii)       Except as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of any of the Company or the Subsidiaries exists or, to the knowledge of the Issuers, is imminent.

(xviii)      The Issuers periodically review and evaluate their compliance in all material respects of their business facilities, real property and operations with requirements of applicable Environment Law.  On the basis of such review, except as set forth in the Offering Memorandum, the Company and each of its Subsidiaries (A) is in compliance with, or not subject to costs or liabilities under laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than any such noncompliance or such costs or liabilities that would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.  All currently pending and, to the knowledge of the Issuers, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental investigations by any governmental authority which the Company or its subsidiaries could reasonably expect to result in a Material Adverse Effect are fully and accurately described in all material respects in the Offering Memorandum.

(xix)         The Company and each of its Subsidiaries has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights (including licenses, certificates, permits, authorizations, approvals, franchises and other rights granted by any federal, state or local governmental or other regulatory authority having jurisdiction over the Company or its Subsidiaries or any of their respective properties) from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would not be reasonably expected to have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation would not reasonably be expected to have a Material Adverse Effect.  All such Authorizations are valid and in full force and effect and the Company and each of its Subsidiaries is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance that would not reasonably be expected to have a Material Adverse Effect.

(xx)          The Company and each of its Subsidiaries has valid title in fee simple to all items of real property and title to all personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) such as does not materially and adversely affect the value of such property and does not interfere with the use made or proposed to be made of such property by the Company or such Subsidiary to an extent that such interference would have a Material Adverse Effect and (ii) existing liens or permitted liens in each case as set forth in the Offering Memorandum.  Any real property and buildings held under lease by the Company or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

(xxi)         The Company and each of its Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it, except where the failure to own, possess or have the right to employ such Intellectual Property would not reasonably be expected to have a Material Adverse Effect.  None of the Company or any of its Subsidiaries has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect.  The use of the Intellectual Property in connection with the business and operations of the Company and its Subsidiaries does not infringe on the rights of any person, except for such infringement as would not reasonably be expected to have a Material Adverse Effect.

(xxii)        All tax returns required to be filed by the Company and each of its Subsidiaries have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP (as defined in the Indenture) or those currently payable without penalty or interest and except where the failure to make such required filings or payment would not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Issuers, there are no material proposed additional tax assessments against any of the Company or its Subsidiaries or their assets or property.

(xxiii)       Except as set forth in the Offering Memorandum, neither the Company nor any of its Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of its Subsidiaries is or has ever been a participant.  With respect to such plans, the Company and each of its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

(xxiv)       Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” incorporated in the

United States within the meaning of the Investment Company Act of 1940, as amended.

(xxv)        The Issuers maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvi)       The Issuers maintain insurance covering its properties, assets, operations, personnel (not including directors and officers) and businesses, and such insurance is of such type and in such amounts that, in the good faith judgment of the Company, is in accordance with customary industry practice.

(xxvii)      None of the Issuers nor (to their knowledge) any of their affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Original Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Original Notes under the Act.

(xxviii)     None of the Issuers or (to their knowledge) any of their affiliates (as defined in Regulation D under the Act) has, directly or through any agent (other than the Initial Purchasers or any affiliate of the Initial Purchasers, as to which no representation is made), sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of, any security (as defined in the Act) that is currently or will be integrated with the sale of the Original Notes in a manner that would require the registration of the Original Notes under the Act.

(xxix)       None of the Issuers or (to their knowledge) any of their affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation), is engaged in any directed selling effort with respect to the Original Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Act.  Terms used in this paragraph (other than capitalized terms defined in this Agreement) have the respective meanings given to them by Regulation S under the Act.

(xxx)        No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of the Transaction Documents or the issuance and delivery of the Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (including, but not limited to, the obligations of the Company to effect payments of principal of, and premium, interest and Additional Interest (as defined in the Registration Rights Agreement) if any, on the Notes and the Exchange Notes in United States dollars free of any liability on the part of any holder thereof), except such as have been obtained or made by the Issuers and are in full force and effect and as may be required by federal and state securities laws with respect to the Issuers’ obligations under the Registration Rights Agreement.  No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Company or any of its representatives (other than the Initial Purchasers, as to whom the Issuers make no representation) in connection with the offer and sale of any of the Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or displayed on any computer terminal, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  Neither the Company nor any of its affiliates has entered into, and neither the Company nor any of its affiliates will enter into, any contractual arrangement with respect to the distribution of the Original Notes except for this Agreement.

(xxxi)       To the best knowledge of the Issuers, as of March 28, 2003, none of the Issuers had any material liabilities or obligations, direct or contingent, that were not set forth in the Company’s consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum.  Since March 28, 2003, except as set forth or contemplated in the Offering Memorandum, (a) none of the Issuers has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development with respect to the business or condition (financial or other) of the Issuers that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (d) there has not been any material increase in the long-term debt of the Issuers.

(xxxii)      Neither the Company nor any of its subsidiaries (nor any agent thereof acting on its or their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation

T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

(xxxiii)     Ernst & Young LLP is an independent accountant within the meaning of the Act.  The historical financial statements and the notes thereto included in the Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries at the respective dates and for the respective periods indicated.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in the Offering Memorandum).  The other financial and statistical information and data included in the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries.

(xxxiv)     As of the date hereof and immediately prior to and immediately following the issuance of the Notes on the Closing Date each of the Issuers is and will be Solvent.  No Issuer is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Issuers have no knowledge of any Person contemplating the filing of any such petition against any Issuer.  As used herein, “Solvent” shall mean, for any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.

(xxxv)      Except as described in the section entitled “Plan of Distribution” or “Related Party Transactions — Advisory Agreement” in the Offering Memorandum, there are no contracts, agreements or understandings between any Issuer and any other person other than the Initial Purchasers that would give rise to a valid claim against such Issuer or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.

(xxxvi)     The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Offering Memorandum are based on or derived from sources that the

Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(xxxvii)    As of the Closing Date, each of the representations and warranties of the Company and the Subsidiaries set forth in the each of the Transaction Documents will be true and correct as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain other date).

(xxxviii)   Each certificate signed by any officer of the Issuers and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty under this Agreement by the Issuers to the Initial Purchasers as to the matters covered by such certificate.

(xxxix)      Except as set forth in the Offering Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no strike, slowdown or work stoppage with the employees of the Company or any of its subsidiaries.

(xl)           The Company has delivered to the Initial Purchasers a true and correct copy of each of the Transaction Documents, together with all related agreements and all schedules and exhibits thereto, and there shall have been no material amendments, alterations, modifications or waivers of any of the provisions of any such documents since their respective dates of execution, other than any such amendments, alterations, modifications and waivers as to which the Initial Purchasers have been advised in writing and which would be required to be disclosed in the Offering Memorandum; and to the knowledge of the Issuers there exists no event or condition which would constitute a default or an event of default under any of the Transaction Documents which would reasonably be expected to result in a Material Adverse Effect or materially adversely affect the ability of the Issuers to consummate the Transactions.

(xli)          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of:  (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance.

(b)           Each Initial Purchaser acknowledges that it is purchasing the Original Notes pursuant to a private sale exemption from registration under the Securities Act, and that the Original Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act.  Each Initial Purchaser represents, warrants and covenants to the Issuers that:

(i)            It is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

(ii)           (A)  Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (B) it has and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only to (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

(iii)          With respect to offers and sales outside the United States:

(A)          the Initial Purchasers will comply with all applicable laws and regulations in each jurisdiction in which they acquire, offer, sell or deliver Notes or have in their possession or distribute either any Offering Memorandum or any such other material, in all cases at their own expense;

(B)           the Initial Purchasers have offered the Original Notes and will offer and sell the Original Notes (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Original Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act.  Accordingly, neither the Initial Purchasers nor any persons acting on their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S;

(C)           the Initial Purchasers have not offered or sold and, prior to the expiry of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations of 1995;

(D)          the Initial Purchasers have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issuer or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(E)           the Initial Purchasers have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from otherwise involving the United Kingdom.

Terms used in this Section 5(b)(iii) (other than capitalized terms defined in this Agreement) have the meanings given to them by Regulation S.

(iv)          The source of funds being used by it to acquire the Original Notes does not include the assets of any “employee benefit plan” (within the meaning of Section 3 of ERISA) or any “plan” (within the meaning of Section 4975 of the Code).

The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchasers hereby consent to such reliance.

6.             Indemnification.  (a)  Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of the Initial Purchasers and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company or its representatives by or on behalf of the Initial Purchasers expressly for use therein; provided, however, that the Issuers shall not be liable to any Initial Purchaser with respect to any Preliminary Offering Memorandum if (i) the Offering Memorandum corrected any untrue statement or omission, (ii) the Offering Memorandum was delivered to such Initial Purchaser (sufficiently in advance of the Closing Date and in sufficient quantity to allow for distribution by the Closing Date), (iii) the delivery of the Offering Memorandum was required by law to be made to the applicable purchaser and (iv) such Initial Purchaser failed to furnish a copy of the Offering Memorandum to the applicable purchaser.

(b)           The Initial Purchasers agree to indemnify and hold harmless each Issuer, each person, if any, who controls each Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchasers furnished in writing to the Company or its representatives by or on behalf of the Initial Purchasers expressly for use therein.  The Issuers and the Initial Purchasers acknowledge that the information described in Section 9 is the only information furnished in writing by the Initial Purchasers to the Issuers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

(c)           Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “Action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such Action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure).  In case any such Action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such Action, the indemnifying party will be entitled to participate in such Action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such Action with counsel reasonably satisfactory to such indemnified party (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified parties except as set forth below).  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such Action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such Action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such Action within a reasonable time after notice of commencement of the Action, or (iii) the named parties to such Action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such Action), and such indemnified party or parties shall have reasonably concluded, based upon the advice of counsel, that the use of counsel chosen by the indemnifying party to represent the indemnified parties would present such counsel with a conflict under applicable professional standards (in which case the indemnifying parties shall not have the right to direct the defense of such Action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties.  In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one Action or separate but substantially similar or related Actions arising in the same jurisdiction out of the same general allegations or circumstances.  An indemnifying party shall not be liable for any settlement of any claim or Action effected without its written consent which consent may not be unreasonably withheld.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (x) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, or (y) the indemnifying party provides the indemnified party with a written statement asserting that it will continue to indemnify the indemnified party in respect of such proceeding.

7.             Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Original Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Notes (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discount received by the Initial Purchasers.  The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above.  Notwithstanding the provisions of this Section 7, (i) in no case shall the

Initial Purchasers be required to contribute any amount in excess of the amount by which the total discount applicable to the Original Notes pursuant to this Agreement exceeds the amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of such Issuer shall have the same rights to contribution as such Issuer.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any Action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any Action for which notice has been given under Section 6 for purposes of indemnification.  Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any Action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

8.             Conditions of Initial Purchasers’ Obligations.  The obligations of the Initial Purchasers to purchase and pay for the Original Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

(a)           All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except (i) that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct as of such date, and (ii) if a representation and warranty is qualified by materiality or Material Adverse Effect, then it shall be true and correct in all respects.  The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

(b)           The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the business day following the date of this Agreement or at such later date as the Initial Purchasers may determine.  No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Original Notes or consummation of the Exchange Offer; except as disclosed in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Issuers, threatened against the Company and/or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

(d)           To the best knowledge of the Issuers, as of March 28, 2003, none of the Issuers had any material liabilities or obligations, direct or contingent, that were not set forth in the Company’s consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum.  Since March 28, 2003, except as set forth or contemplated in the Offering Memorandum, (a) none of the Issuers has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development with respect to the business or condition (financial or other) of the Issuers that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (d) there has not been any material increase in the long-term debt of the Issuers.

(e)           The Initial Purchasers shall have received certificates, dated the Closing Date, signed by two authorized officers of each of the Issuers confirming, as of the Closing Date, to their knowledge, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

(f)            The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date, addressed to the Initial Purchasers, of Dechert LLP, counsel to the Company and the Guarantors, substantially in the form of Exhibit A-1 attached hereto and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

(g)           The Initial Purchasers shall have received on the Closing Date an Opinion dated the Closing Date, addressed to the Initial Purchasers, of Nauta Dutilh, Dutch counsel to Holdings B.V., substantially in the form of Exhibit A-2 attached hereto and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

(h)           The Initial Purchasers shall have received on the Closing Date an opinion (reasonably satisfactory in form and substance to the Initial Purchasers) dated the Closing Date of Cahill Gordon & Reindel llp, counsel to the Initial Purchasers.

(i)            The Initial Purchasers shall have received a “comfort letter” from Ernst & Young, LLP, independent public accountant for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.  In addition, the Initial Purchasers shall have received a “bring-down comfort letter” from Ernst & Young, LLP, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

(j)            Each of the Issuers shall have entered into the Indenture and the Initial Purchasers shall have received copies, conformed as executed, thereof.

(k)           Each of the Issuers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(l)            The Company shall have received the consent of the lenders under the Company’s credit agreement dated as of March 15, 2002, as amended (as in effect on the date hereof) to the Transactions.

(m)          All government authorizations required in connection with the issue and sale of the Notes as contemplated under this Agreement and the performance of the Company’s obligations hereunder and under the Indenture and the Notes shall be in full force and effect.

(n)           The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Original Notes in accordance with this Agreement and such other information as they may reasonably request.

(o)           Cahill Gordon & Reindel llp, counsel to the Initial Purchasers, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

(p)           The Original Notes shall be eligible for trading in Portal upon issuance.

(q)           All agreements set forth in the representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for “book-entry” transfer shall have been complied with.

(r)            The tender offer and consent solicitation relating to the 2006 Notes shall have been consummated.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

9.             Initial Purchasers’ Information.  The Issuers and the Initial Purchasers severally acknowledge that the statements with respect to the delivery of the Original Notes to the Initial Purchasers set forth in the sixth, seventh, eighth and ninth paragraphs under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum (the “Initial Purchasers’ Information”) constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

10.           Survival of Representations and Agreements.  All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers.  The agreements contained in Sections 4(f), 6, 7, 9, 10 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.

11.           Effective Date of Agreement; Termination.  (a)  This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b)           The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers’ part to the Issuers if, on or prior to such date, (i) the Issuers shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal or New York authorities, (v) there is an outbreak or escalation of hostilities or other national or international calamity, in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchasers’ judgment, impracticable to proceed with the offering or delivery of the Original Notes on the terms and in the manner contemplated in the Offering Memorandum or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers’ judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

(c)           Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telephonic facsimile or telegraph, confirmed in writing by letter.

(d)           If this Agreement shall be terminated pursuant to clause (i) or (ii) of Section 11(b), or if the sale of the Notes provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied on their part or because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including the fees and expenses of the Initial Purchasers’ counsel) incurred in connection with this Agreement.

(e)           If on the Closing Date any one or more of the Initial Purchasers fails or refuses to purchase the Original Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of the Original Notes which such defaulting

Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than 10% of the aggregate principal amount of the Original Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Original Notes set forth opposite its name in Schedule III bears to the aggregate principal amount of the Original Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Original Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date.  If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Original Notes and the aggregate principal amount of the Original Notes with respect to which such default occurs is more than 10% of the aggregate principal mount of the Original Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Original Notes are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company.  In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than five days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability to the Issuers or any Initial Purchasers who have not defaulted in respect of any default of any such Initial Purchaser under this Agreement.

12.           Notice.  All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered, or, telegraphed or telecopied and confirmed in writing to UBS Securities LLC, 299 Park Avenue, New York, New York 10171 (telephone:  (212) 821-3000, fax number:  203-719-1075), Attention:  Syndicate Department; and if sent to the Issuers, shall be mailed, delivered or, telegraphed or telecopied and confirmed in writing to Euramax International, Inc., 5445 Triangle Parkway Suite 350, Norcross, GA 30092 (telephone: (770) 449-7066, facsimile:  (770) 263-8031), Attention:  R. Scott Vansant.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

13.           Parties.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

14.           Construction.  This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

15.           Captions.  The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

16.           Counterparts.  This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

If the foregoing Agreement correctly sets forth the understanding among the Issuers and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchasers.

EURAMAX INTERNATIONAL, INC.

By:	/s/ R. Scott Vansant
Name: R. Scott Vansant
Title: Chief Financial Officer

EURAMAX INTERNATIONAL HOLDINGS, B.V.

By:	/s/ S. Kirk Huddleston
Name: S. Kirk Huddleston
Title: Attorney in fact for Rob Dresen on behalf of Euramax European Holdings B.V., sole director of Euramax International Holdings B.V.

ON BEHALF OF EACH OF THE GUARANTORS LISTED ON SCHEDULE I HERETO, EXCEPT AMERIMAX UK, INC.

By:	/s/ R. Scott Vansant
Name: R. Scott Vansant
Title: Chief Financial Officer

AMERIMAX UK, INC., as a Guarantor

By:	/s/ Ian Pittendreigh
Name: Ian Pittendreigh
Title: Secretary/Director

Confirmed and accepted as of
the date first above written:

On behalf of the Initial Purchasers listed on Schedule III

UBS SECURITIES LLC

By:	/s/ Adam Reeder
Name: Adam Reeder
Title: Managing Director

By:	/s/ Patrick Curry
Name: Patrick Curry
Title: Director

BANC OF AMERICA SECURITIES LLC

By:	/s/ John McCusker
Name: John McCusker
Title: Principal

Schedule I

Guarantors	Jurisdiction of Incorporation

Amerimax Building Products, Inc.	Delaware

Amerimax Coated Products, Inc.	Delaware

Amerimax Diversified Products, Inc.	Delaware

Amerimax Fabricated Products, Inc.	Delaware

Amerimax Finance Company, Inc.	Delaware

Amerimax Home Products, Inc.	Delaware

Amerimax Laminated Products, Inc.	Indiana

Amerimax Richmond Company	Indiana

Amerimax UK, Inc.	Delaware

Fabral Holdings, Inc.	Delaware

Fabral, Inc.	Delaware

Schedule II

Subsidiary	Type of Entity	% Owned by the Company	Jurisdiction of Incorporation or Organization
Amerimax Building Products, Inc.	Corporation	100%	Delaware
Amerimax Coated Products, Inc.	Corporation	100%	Delaware
Amerimax Diversified Products, Inc.	Corporation	100%	Delaware
Amerimax Fabricated Products, Inc.	Corporation	100%	Delaware
Amerimax Finance Company, Inc.	Corporation	100%	Delaware
Amerimax Home Products, Inc.	Corporation	100%	Delaware
Amerimax Laminated Products, Inc.	Corporation	100%	Indiana
Amerimax U.K., Inc.	Corporation	100%	Delaware
Ellbee Limited	Private limited company	100%	England and Wales
Euramax Coated Products B.V.	Dutch registered company	100%	Netherlands
Euramax Coated Products Limited	Private limited company	100%	England and Wales
Euramax Continental Limited	Private limited company	100%	England and Wales
Euramax Europe B.V.	Dutch registered company	100%	Netherlands
Euramax Europe Limited	Private limited company	100%	England and Wales
Euramax European Holdings Limited	Private limited company	100%	England and Wales
Euramax European Holdings, B.V.	Dutch registered company	100%	Netherlands
Euramax Holdings Limited	Private limited company	100%	England and Wales
Euramax Industries, S.A.	French registered company	100%	France
Euramax International Holdings Limited	Private limited company	100%	England and Wales
Euramax International Limited	Private limited company	100%	England and Wales
Euramax Netherlands B.V.	Dutch registered company	100%	Netherlands
Fabral Holdings, Inc.	Corporation	100%	Delaware
Fabral, Inc.	Corporation	100%	Delaware

Schedule III

Initial Purchaser	Principal Amount of Original Notes
UBS Securities LLC	$105,000,000
Banc of America Securities LLC	$65,000,000
Wachovia Capital Markets, LLC	$16,000,000
ABN AMRO Incorporated	$10,000,000
Fleet Securities, Inc.	$4,000,000
Total	$200,000,000

Exhibit A-1

FORM OF OPINION OF DECHERT LLP

The opinion of Dechert LLP counsel for the Issuers (other than Holdings B.V.) (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(f) of the Purchase Agreement shall be to the effect that:

(i)            Each of the Company and the Guarantors that are Delaware corporations (the “Delaware Guarantors”) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the state of Delaware.

(ii)           Each of the Company and the Delaware Guarantors has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Transaction Documents to be consummated on its part and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Notes and each Delaware Guarantor has all requisite corporate or other power and authority to execute, deliver and perform all its obligations under its Guarantee.

(iii)          Each of the Company and the Delaware Guarantors has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted.

(iv)          The Purchase Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Delaware Guarantors.

(v)           The Indenture has been duly and validly authorized by the Company and each Delaware Guarantor and, when duly executed and delivered by each Issuer (assuming the due authorization, execution and delivery thereof by the Trustee and the Issuers other than the Company and the Delaware Guarantors), will be a legal, valid and binding obligation of each of the Issuers, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

(vi)          The Original Notes have been duly and validly authorized for sale to the Initial Purchasers by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered by the Company and Holdings B.V. against payment by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Original Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

(vii)         The Exchange Notes have been duly and validly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered by the Company and Holdings B.V. in accordance with the terms of the Registration Rights Agreement, the Exchange Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(viii)        The Guarantees have been duly and validly authorized by the Delaware Guarantors and, when the Original Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the terms of the Purchase Agreement (and assuming the due authorization by the Guarantors other than the Delaware Guarantors), will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

(ix)           The guarantees to be endorsed on the Exchange Notes have been duly and validly authorized by the Guarantors and, when the Exchange Notes are executed and authenticated in accordance with the terms of the Indenture and delivered in accordance with the terms of the Registration Rights Agreement (and assuming the due authorization by the Guarantors other than the Delaware Guarantors), the guarantees to be endorsed on the Exchange Notes will be legal, valid and binding obligations of

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the Guarantors enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

(x)            The Registration Rights Agreement has been duly and validly authorized by the Company and each Delaware Guarantor and, when duly executed and delivered by the Company and each Delaware Guarantor (assuming the due authorization, execution and delivery thereof by the Initial Purchasers and each other Guarantor that is not a Delaware Guarantor), will constitute a legal, valid and binding obligation of the Company and each Guarantor, enforceable against each of them in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors’ rights generally, and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(xi)           None of the execution, delivery and performance by the Company and each Guarantor of the Transaction Documents to which they are a party including the consummation of the offer and sale of the Original Notes violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Guarantor or an acceleration of any indebtedness of the Company or any of the Guarantors pursuant to, (A) the charter, bylaws or other constitutive documents of the Company or any of the Guarantors, (B) assuming the consummation of the transactions contemplated thereby, any agreement or instrument listed as an exhibit on the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2002, as such Annual Report on Form 10-K may be amended prior to the date of such opinion, (C) any New York, Delaware or U.S. federal law, statute, rule or regulation applicable to the Company or such Guarantors or their respective assets or properties or (D) any judgment, order or decree of any domestic or foreign court or governmental agency or authority known to such counsel having jurisdiction over the Company or such Guarantors or their respective assets or properties.

(xii)          No consent, approval, authorizations or other order of any New York, Delaware or U.S. federal court or governmental or regulatory authority or agency is

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required for the Issuers’ execution, delivery and performance of the Transaction Documents, or the issuance and delivery of the Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as may be required under state securities laws and except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective.

(xiii)         To such counsel’s knowledge, there are no pending or threatened actions, suits or proceedings against the Company or any Guarantor that could materially and adversely affect the ability of the Company and the Guarantors to perform their obligations under the Transaction Documents or that are otherwise material in the context of the issuance and sale of the Notes.

(xiv)        None of the Company or any Guarantor is an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended, or analogous foreign laws and regulations.

(xv)         No registration under the Act of the Original Notes or qualification of the Indenture under the Trust Indenture Act is required for the sale of the Original Notes to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales, assuming in each case that (A) the purchasers who buy the Original Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of and compliance with the Initial Purchasers’ representations, warranties and covenants contained in Section 5(b) of the Purchase Agreement.

(xvi)        Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Offering Memorandum.

(xvii)       The information under the caption “Principal U. S. Federal Income Tax Considerations” in the Offering Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present in all material respects, subject to the assumption and limitations set forth therein, such legal matters, documents and proceedings.

(xviii)      The information under the caption “Description of Other Indebtedness” constitutes, in all material respects, an accurate summary of the agreements referred to therein.

In rendering such opinion, such counsel may include qualifications and limitations that are customary or appropriate in opinions delivered in connection with transactions of the type contemplated by this Agreement, including that their opinion is limited to matters governed by the Federal laws of the United States of America, the law of the State of New

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York and the General Corporation Law of the State of Delaware.  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York or the Federal laws of the United States and (B) as to matters of fact, to the extent they deem proper, on written statements or certificates of responsible officers of the Company, the Guarantors and public officials.  References to the Offering Memorandum in such opinion shall include any supplements thereto at the Closing Date.

Such opinion shall also state that the Initial Purchasers may rely on the opinions of Dechert LLP issued in connection with each of the other Transaction Documents.

Such counsel shall also have furnished to the Initial Purchasers a written statement addressed to the Initial Purchasers and dated the Closing Date to the effect that such counsel has participated in the preparation of the Offering Memorandum.  From time to time such counsel has had discussions with officers, directors and employees of the Company and the Subsidiaries, the independent accountants who examined the consolidated financial statements of the Company and their subsidiaries included in the Offering Memorandum, and the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed.  Such counsel has not independently verified and is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness (except as set forth in paragraph (xvi), (xvii) and (xviii) above) of the information contained in the Offering Memorandum.  Based upon the participation and discussions described above, however, no facts have come to the attention of such counsel that cause them to believe that the Offering Memorandum (except for the operating statistics, financial statements (including pro forma financial statements) and the notes thereto, financial schedules, other financial, statistical and accounting data included therein as to which such counsel may express no view), as of its date or on the date of such written statement included or includes any untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Exhibit A-2

FORM OF OPINION OF DUTCH COUNSEL

The opinion Nauta Dutilh counsel for Holdings B.V. (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(g) of the Purchase Agreement shall be to the effect that:

(i)            Holdings B.V. is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii)           Holdings B.V. has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Transaction Documents to be consummated on its part and, without limitation, Holdings B.V. has all requisite corporate power and authority to issue, sell and deliver the Notes.

(iii)          Holdings B.V. (a) has all requisite corporate or other power and authority and has all governmental licenses, authorizations, consents and approvals necessary to own its property and carry on its business as now being conducted, and (b) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(iv)          The Purchase Agreement has been duly and validly authorized, executed and delivered by Holdings B.V.

(v)           The Indenture has been duly and validly authorized by Holdings B.V. and, when duly executed and delivered by the Company and each Guarantor (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legal, valid and binding obligation of Holdings B.V., enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(vi)    The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by Holdings B.V. and, when issued, authenticated and delivered by Holdings B.V. and the Company against payment by the Initial Purchasers in accordance with the terms of the Purchase Agreement and the Indenture, the Original Notes will be legal, valid and binding obligations of Holdings B.V., entitled to the benefits of the Indenture and enforceable against Holdings B.V. in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(vii)   The Exchange Notes have been, duly and validly authorized for issuance by Holdings B.V. and, when issued, authenticated and delivered by Holdings B.V. and the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legal, valid and binding obligations of Holdings B.V., entitled to the benefits of the Indenture and enforceable against Holdings B.V. in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(viii)  The Registration Rights Agreement has been duly and validly authorized by the Issuers and, when duly executed and delivered by Holdings B.V. and the Company (assuming the due authorization, execution and delivery thereof by the each of the other parties there), will constitute a legal, valid and binding obligation of the Issuers enforceable against Holdings B.V. in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(ix)    Holdings B.V. is not (a) in violation of its charter, bylaws or other constitutive documents or (b) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, or (c) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses

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(b) and (c) herein, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(x)     None of the execution, delivery and performance by Holdings B.V. of the Transaction Documents to which they are a party including the consummation of the offer and sale of the Original Notes does or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of Holdings B.V. or an acceleration of any indebtedness of Holdings B.V. pursuant to, (A) the charter, bylaws or other constitutive documents of Holdings B.V., (B) assuming the consummation of the transactions contemplated thereby, any Agreement or Instrument, (C) any law, statute, rule or regulation applicable to the Issuers or their respective assets or properties or (D) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over Holdings B.V. or its respective assets or properties.

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